For More Information:
Gail C. Speedy
Assistant Vice President
Cell Phone: 716.307.5504 Office: 716.376.5237
Email: gcspeedy@five-starbank.com

FOR IMMEDIATE RELEASE

Industry Veteran Joins Board Governing new Five Star Bank

WARSAW, N.Y., December 21, 2005 — Financial Institutions, Inc. (NASDAQ: FISI) (“FII”) today announced that Erland E. “Erkie” Kailbourne has been elected to its Board of Directors. Mr. Kailbourne is the retired Chairman and Chief Executive Officer of Fleet National Bank, New York, and brings to the board over 40 years experience in the financial services industry.

Mr. Kailbourne is a native of Wellsville, New York and a graduate of the State University College at Alfred with a degree in business administration. His four decades of service in the financial services industry includes six years as a national bank examiner with the Office of the Comptroller of the Currency, including assignments in Washington, D.C., New York City and internationally in Europe and the Middle East.

His banking career included a variety of executive positions starting with First Trust Union Bank in Wellsville as President. First Trust Union Bank joined Security New York State, headquartered in Rochester, N.Y., and Mr. Kailbourne was named a Director of Security New York State and subsequently was named President of Security Trust Company. Norstar Bancorp acquired Security New York and merged it with Liberty Bank in Buffalo under the chairmanship of Mr. Kailbourne. In 1993, Fleet Financial Group acquired Norstar and merged all of its New York State operations into an $11.1 billion banking subsidiary headquartered in Albany and named Mr. Kailbourne Chairman and CEO with responsibility for all of its banking operations statewide.

In making today’s announcement, FII’s Chief Executive Officer Peter Humphrey said, “We are extremely pleased to be able to draw upon the talents and experience of Erkie as a director of our boards. He will be a powerful asset and an invaluable advisor as we move forward with the new Five Star Bank and continue to expand our banking franchise in Western and Central New York.”

“I am delighted to join the FII and Five Star Bank boards,” said Mr. Kailbourne. “I can relate to the rich, local heritage and long history of providing banking services to this region of the upstate market. I look forward to working with the board and its executive management team headed by Mr. Humphrey to strengthen Five Star Bank’s service to its customers and communities.”

Mr. Kailbourne also has been a volunteer director for public television stations in Buffalo, Albany, and Rochester and served five years as Vice Chairman of the statewide SUNY system.

He chaired “Business Backs the Bills,” a successful campaign to keep the Buffalo Bills of the National Football League in Buffalo, and is currently a Director of the New York ISO; Albany International Corporation; The John R. Oishei Foundation; Rand Capital Corporation; Allegany Co-op Insurance Company; and USA Niagara Development Corp.

ABOUT FINANCIAL INSTITUTIONS, INC.

With total assets of $2.1 billion, Financial Institutions, Inc. is the parent company of Five Star Bank which provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of 50 offices and 72 ATM’s in Western and Central New York State. FII affiliates also provide diversified financial services to its customers and clients, including brokerage, trust, and insurance. More information on FII and its subsidiaries is available through the Company web site at www.fiiwarsaw.com.

Safe Harbor Statement
This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include the effectiveness of its strategy, its ability to achieve anticipated savings, the likelihood of the final approval by regulators on the consolidation under a single charter, the ability to gain market share, customer preferences, the competitive environment and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise these statements following the date of this press release.